UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2012

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation.

On July 2, 2012, the Tropicana Las Vegas Inc. (the “Company”), a wholly owned subsidiary of Tropicana Las Vegas Hotel and Casino, Inc, the guarantor, entered into the Third Amendment to Loan Agreement dated as of March 17, 2010 (the “Third Amendment”) between the Company, as Borrower, and Wells Fargo Principal Investments, LLC as a Lender and Wells Fargo Bank, National Association, as the administrative agent for the Lenders. The Third Amendment establishes an additional $5.0 million revolving credit facility (the “Revolver B”) and modifies certain financial and non-financial covenants.  The Revolver B matures on March 2014 and bears interest at 5% per annum.  Among other things, the Third Amendment (i) eliminates the minimum fixed charge coverage ratio the Company was subjected to; and (ii) requires that the Company meet certain EBITDA minimums on a quarterly basis beginning December 31, 2012.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment attached as Exhibit 10.19 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description
10.19
Third Amendment Loan Agreement, dated July 2, 2012 (amending the Loan Agreement, dated March 17, 2010), between Tropicana Las Vegas, Inc., as the Borrower, and Wells Fargo Principal Investments, LLC as a Lender and Wells Fargo National Association, as the Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: July 3, 2012	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary

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